4Q20 Earnings January 26, 2021 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition, statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, and our latest quarterly report on Form 10-Q for the quarter ended September 30, 2020, both of which were filed with the Securities and Exchange Commission, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the Securities and Exchange Commission on December 23. 2020. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. Important Information about the Proposed Transaction and Where to Find It In connection with the proposed transaction between CIT and with First Citizens, First Citizens filed with the Securities and Exchange Commission a registration statement on Form S-4 (File No. 333-250131), as amended on December 21, 2020, to register the shares of First Citizens’ capital stock that will be issued to CIT’s stockholders in connection with the proposed transaction. The registration statement includes a joint proxy statement of First Citizens and CIT that also constitutes a prospectus of First Citizens. The registration statement was declared effective by the Securities and Exchange Commission on December 23, 2020, and the definitive joint proxy statement/prospectus was mailed to CIT’s and First Citizens’ stockholders of record on or about December 30, 2020 seeking their approval of the proposed transaction and the issuance of First Citizens shares in the proposed transaction, respectively. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 (AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING FIRST CITIZENS, CIT, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission by First Citizens or CIT through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from First Citizens at its website, www.firstcitizens.com, or from CIT at its website, www.cit.com. Documents filed with the Securities and Exchange Commission by First Citizens will be available free of charge by accessing the “Newsroom” page of First Citizens’ website at www.firstcitizens.com or, alternatively, by directing a request by telephone or mail to First Citizens BancShares, Inc., Mail Code: FCC-22, PO Box 27131, Raleigh, North Carolina 27611-7131, (919) 716-7000, and documents filed with the Securities and Exchange Commission by CIT will be available free of charge by accessing CIT’s website at www.cit.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039, (866) 542-4847. Participants in the Proposed Transaction CIT, First Citizens, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of First Citizens and CIT in connection with the proposed transaction under the rules of the Securities and Exchange Commission. Certain information regarding the interests of the directors and executive officers of First Citizens and CIT and other persons who may be deemed participants in the solicitation of the stockholders of First Citizens or of CIT in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, has been included in the definitive proxy statement related to the proposed transaction that was filed by CIT with the Securities and Exchange Commission on December 23, 2020. Additional information about First Citizens, the directors and executive officers of First Citizens and their ownership of First Citizens’ common stock can also be found in First Citizens’ definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on February 26, 2020, and other documents subsequently filed by First Citizens with the Securities and Exchange Commission. Additional information about CIT, the directors and executive officers of CIT and their ownership of CIT common stock can also be found in CIT’s definitive proxy statement in connection with its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 2, 2020, and other documents subsequently filed by CIT with the Securities and Exchange Commission. These documents can be obtained free of charge from the sources described above.

Executing on Our Strategies Core loans and leases excluding MOB is a non-GAAP measures. See ”Non GAAP Measurements at the end of this presentation for reconciliation of non-GAAP to GAAP financial information. Liquid Assets includes Available Cash (unrestricted portions of cash, excluding amounts not accessible for liquidity, such as vault cash and deposits in transit) and High Quality Liquid Securities (readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally is comprised of Treasury and Agency securities held outright or via reverse repurchase agreements).

Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 33 for additional detail. Quarterly Earnings Summary – Reported(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders decreased $87 million and diluted income per share decreased $0.88 Noteworthy items(3) impacted net income by $152 million mainly due to the goodwill impairment charge and DTA adjustment, along with merger costs related to both MOB and FCB Slide 16 includes an ACL reserve walk for the current quarter Effective tax rate of 76% due to noteworthy items Net income available to common shareholders decreased $125 million and diluted EPS decreased $1.31 due to noteworthy items Net loss available to common shareholders for the quarter was -$4 million or -$0.04 per diluted common share

Net income available to common shareholders increased $66 million and diluted income per share increased $0.66 Other non-interest income increased $15 million from the prior quarter, primarily driven by higher factoring commissions and fee income Provision for credit losses was a modest net benefit of $1 million compared to $63 million charge in the prior quarter reflecting a current quarter $35 million net charge related to the Aviation Lending portfolio, which was transferred to held for sale (HFS), lower net charge-offs(3), and lower reserves reflecting a reduction in consumer loan balances and an improvement in the macroeconomic scenario forecasts Effective tax rate of 26% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Excluding the Aviation Lending portfolio Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net Income available to common shareholders increased $27 million and diluted EPS increased $0.23, or 18% vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders excluding noteworthy items for the quarter was $148 million or $1.50 per diluted common share

Certain balances may not sum due to rounding. EPS based on 98.6 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Fourth Quarter Impact of Noteworthy Items (Non-GAAP)(1) Goodwill impairment $102 million (after-tax) ($1.03 per diluted common share) in goodwill impairment resulting in part from the valuation implied by the proposed merger with FCB Deferred tax asset adjustment $21 million (after-tax) ($0.22 per diluted common share) increase to the income tax provision due to an adjustment to deferred tax asset, primarily related to the sale of the Commercial Air business in 2017 Facilities impairment charges $13 million (after-tax) ($0.14 per diluted common share) facilities impairment resulting from the exit of leased facilities as part of our strategy to optimize our branch footprint and streamline office locations FCB merger costs $9 million (after-tax) ($0.09 per diluted common share) related to FCB merger costs MOB merger and integration costs $7 million (after-tax) ($0.07 per diluted common share) in merger and integration costs related to the MOB acquisition

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Full Year Earnings Summary Net loss available to common shareholders for the full year was -$646 million or -$6.57 per diluted common share Prior year net income available to common shareholders of $511 million or $5.27 per diluted common share Net loss from continuing operations available to common shareholders excluding noteworthy items for the full year was -$69 million or -$0.70 per diluted common share Prior year of $490 million or $5.06 per diluted common share The decrease in income from continuing operations available to common shareholders excluding noteworthy items reflects: a decline in interest income due to reduced market rates an increase in credit reserves due to the adoption of CECL and the COVID-19 pandemic a decrease in net operating lease revenues related to the Rail business partially offset by an increase in other non-interest income and a reduction in interest expense

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion. Net of credit balances of factoring clients. Loans and leases include assets held for sale. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter Net Finance Revenue increased by $7 million driven by: Lower deposit costs from lower rates in all deposit channels, particularly the online and branch channels Offset by lower Rail net operating lease revenue due to increased maintenance and storage costs, higher depreciation reflecting new additions to the fleet and lower rental income from downward lease repricing Lower interest income reflecting lower average loans Net Finance Margin increased by 10 bps (See the next slide for more details) Net Finance Revenue decreased $15 million, driven by: Lower market rates impacting income on loans, cash and investment securities, partially offset by a reduction in borrowing costs Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher depreciation, maintenance and storage costs Offset by lower deposit costs from lower rates across all deposit channels, and from the addition of lower-cost HOA and Commercial deposits that have increased notably Net Finance Margin decreased by 64 bps (See the next slide for more details)

Net Finance Margin Walk 4Q19 to 4Q20 (2) bps driven by lower yields on assets offset partially by mix shift to lower interest bearing cash and higher investment balances (7) bps due to lower net operating lease yields in Rail 3 bps from higher interest PAA 17 bps due to lower deposit costs reflecting continued lower market rates and cost reduction strategies (1) bp decrease driven by increased borrowing rates Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion net of income associated with indemnification asset. Net Finance Margin Trends – Excluding Noteworthy Items(1) (125) bps reduction from lower market rates on assets, higher mix of low-yielding cash and the addition of lower-yielding MOB loans (31) bps due to lower net operating lease yields in Rail (6) bps reduction in net purchase accounting and prepayment benefits Partially offset by an increase of 85 bps due to lower deposit costs and a 13 bps increase from lower borrowing rates vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 3Q20 to 4Q20 (2) (2)

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $50 million from the year-ago quarter due to: Higher gains on sale of loans, investment securities and railcars as well as higher fee income Other Income vs. Prior Quarter vs. Year-ago Quarter Other non-interest income increased $15 million from the prior quarter, primarily driven by: Higher factoring commissions from increased volume Higher fee income reflecting modest increases across various fee generating activity Prior quarter’s BOLI income was elevated due to insurance payouts Other income includes an $8 million litigation recovery Consistent with prior quarter, other income includes a $25 million net gain on sale of approximately $68 million of LCM loans

Operating Expenses(1) – Excluding Noteworthy Items(2) vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangible assets. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangible assets divided by total net revenue (net finance revenue and other non-interest income). (3) Excluding noteworthy items and intangible asset amortization, operating expenses decreased $14 million primarily due to: Lower compensation and benefits Lower professional fees Operating Expenses increased $20 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses, partially offset by cost reduction initiatives

Consolidated Average Balance Sheet vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. AEA decreased by 2% from the prior quarter, largely driven by decreases in interest-bearing cash and decline in loan balances, which was partially offset by the increase in investments Average loans and leases decreased 2% primarily driven by a decline in consumer loans Total end of period loans and leases decreased 1% from the prior quarter due to a decline in consumer loans AEA increased 22% from the year-ago quarter, primarily from the MOB acquisition and growth in interest-bearing cash

Commercial Banking and Consumer Banking Average Loans and Leases[1]

Commercial Banking


($ in billions)
$30.6
5.2
5.3
6.7
13.4
$35.3
5.3
7.6
6.8
15.5
$36.1
5.3
7.7
7.0
16.1
$35.7
5.2
7.7
7.1
15.6
$35.6
5.1
7.6
7.2
15.7
4Q19
1Q20
2Q20
3Q20
4Q20
Commercial Finance
Rail, N.A.
Real Estate Finance(2)
Business Capital

Consumer Banking


$6.6
4.5
2.2
$8.6
6.5
2.2
$8.6
6.6
2.1
$8.4
6.4
2.0
$7.8
6.0
1.8
4Q19
1Q20
2Q20
3Q20
4Q20
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Core Average Loans and Leases[3]

- **Vs. Prior Quarter:** -1%
- **Vs. Year-ago Quarter:** +19%
- **Vs. Year-ago Quarter ex MOB:** +4%

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases were relatively flat
- **Vs. Year-ago Quarter:** Average loans and leases increased 16%, primarily driven by the MOB acquisition as well as growth in Commercial Finance, Rail and Real Estate Finance

Consumer Banking

- **Vs. Prior Quarter:** Average loans decreased primarily driven by LCM loan sales, portfolio run off as well as higher prepayments overall
- **Vs. Year-ago Quarter:** Average loans increased 18%, driven by the MOB acquisition, increase in LCM loan balance from the adoption of CECL in the first quarter of 2020, offset by the sale and continued run-off of loans in the LCM portfolio

Certain balances may not sum due to rounding.

(1) Net of credit balances of factoring clients and including assets held for sale.

(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $343 million, $366 million, $392 million, $413 million and $449 million for 4Q20, 3Q20, 2Q20, 1Q20 and 4Q19 respectively.

(3) Core portfolios is total loans and leases net of credit balances of factoring clients, excluding LCM and NSP, and totaled $41,625 million, $42,146 million, $42,646 million, $41,754 million and $35,081 million for 4Q20, 3Q20, 2Q20, 1Q20 and 4Q19 respectively.

CIT | 4Q20 Earnings

12

Average Funding Mix Certain balances may not sum due to rounding. Average deposits represented 86% of CIT’s funding, flat from last quarter and the year-ago quarter Average deposits from the prior quarter decreased $1.2 billion. Decline reflected strategic rate reductions, mainly in our online and branch deposit channels, reducing higher cost deposits and managing excess liquidity Average unsecured borrowings comprised 9% of the funding mix, remaining flat from the prior quarter The weighted average coupon on our unsecured senior and subordinated debt was 4.75% with a weighted average maturity of approximately 3.2 years and approximately 3.5 years, respectively Average secured borrowings compromised 5% of the funding mix, remaining flat from the prior quarter Secured borrowings at December 31, 2020 were down by $1.5 billion reflecting a pay down of Federal Home Loan Bank debt

Average Deposit Mix and Cost of Deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions) Average deposit rates decreased 21 bps from lower rates across all deposit channels, particularly in the online and branch channels, along with growth in our lower cost Commercial and HOA deposit channels Average deposit balances decreased 3% driven reflecting strategic rate reductions, mainly in the online and branch deposit channels, reducing higher cost deposits and manage excess liquidity Average deposit rates decreased 114 bps, primarily from the addition of HOA deposits acquired in the MOB transaction as well as lower rates in all other deposit channels Average deposits increased 24% from the addition of the HOA deposits acquired in the MOB transaction and growth in online, branch and commercial deposits

Asset Quality Trends ($ in millions) Non-accrual Loans Net Charge-offs 0.29% excludes net charge-offs related to the Aviation Lending portfolio that was transferred to HFS Excluding noteworthy items. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total Provision for Credit Losses(2) Allowance for Credit Losses $27 $97 (1) Certain balances may not sum due to rounding.

December baseline scenario from top industry provider utilized for quantitative reserve Qualitative adjustments made for other factors not considered in the baseline. Quantification of certain qualitative adjustments determined by alternative scenarios run through models. Impact of transferring Aviation Lending portfolio to HFS: Released $76 million reserves, which partially offset $111 million of net charge-offs resulting in a $35 million net charge to the credit provision Release of reserve reflects low levels of NCOs (excluding the Aviation Lending portfolio), reduction in consumer loan balances and improvement in the macroeconomic forecast 4Q20-4Q21: GDP represents real GDP growth, annualized percentage change 4Q20-4Q21: Unemployment represents the unemployment rate for the quarter Reduction in ACL Reflects Portfolio Management Activities, Lower Consumer Loans and Improved Macroeconomic Forecasts Certain balances may not sum due to rounding. Total Allowance Walk Key Highlights

Robust Liquidity and Informed by Stress Scenarios

Liquidity Position

($ in millions)	as of December 31, 2020 Consolidated
Available Cash[1]	3,815
HQL Securities (unencumbered)[2]	6,649
Liquid Assets[3]	**10,464**
FHLB (Available to Bank)[4]	4,394
ABL (Available to Parent)[4]	574
Revolver (Available to Parent)[4]	265
Total Contingent Sources	**5,233**
Total Liquid Assets & Contingent Sources	**15,697**

Excludes Federal Reserve Bank Discount Window Availability

Loan and Leases-to-Deposit Ratio



94%
109%
95%
109%
87%
99%
89%
101%
90%
104%
4Q19
1Q20
2Q20
3Q20
4Q20
Bank
Consolidated

Highlights

- We hold liquidity levels to meet expected needs under both normal and stressed environments
- ~$2.1 billion of Liquid Assets and contingent liquidity availability at the FHC to support the needs of the Parent and serve as a source of additional strength for CIT Bank
- Liquid Assets comprised of Available Cash and HQL Securities which represent ~18% of consolidated assets at December 31, 2020
  - ~65% - Agency securities and debentures
  - ~35% - Treasury and GNMA securities
- Most of our Liquid Assets are held at the Bank, commensurate with our assets
- Loans and leases to deposit ratio was 90% at CIT Bank and 104% at consolidated CIT Group. The increase in both ratios primarily reflects the planned decline in period end deposits

1. Available Cash consists of the unrestricted portions of balances as Cash and due from banks and Interest-bearing cash, with additional restrictions to account for cash not accessible for liquidity, such as vault cash and deposits in transit.
2. High Quality Liquid (HQL) securities consist of readily marketable, unpledged securities, as well as securities pledged but not drawn against at the FHLB and available for sale; generally comprises Treasury and Agency securities held outright or via reverse repurchase agreements
3. Liquid Assets includes Available Cash and HQL securities
4. Shown net of borrowings, Letter of Credit utilization and HQL securities pledged but included in liquid assets

CIT | 4Q20 Earnings

17

Well-Capitalized and Able to Withstand Severely Adverse Stress Scenario Capital Stack Prudent Capital Management Capital levels well in excess of the capital conservation buffer (CCB) Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a regular semiannual cash dividend of $29 per Series A preferred shares and a regular quarterly dividend of approximately $0.35 per Series B preferred share CET 1 ratio increased to 10.0% from 9.9% at the end of the prior quarter RWAs were relatively flat compared to the prior quarter

4Q20 and Full Year Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes LCM and NSP. Total operating expenses exclusive of amortization of intangible assets divided by total revenue (net finance revenue and other non-interest income).

Select Outlook Commentary Excluding noteworthy items and intangible asset amortization

Appendix

Supporting Our Commercial Customers and Clients

Commercial Highlights

- Total Commercial Banking deferrals have declined by over $300 million and represent just 1% of outstanding loans at December 31st, down from 2% at September 30th
- Initial deferral requests within the Q4 period were minimal
- Commercial Finance & Real Estate Finance – underwriting each modification and extension to ensure a path to recovery
  - ~4%[1] of loans within the deferral population are active 2nd deferrals, the majority coming from Gaming and Commercial Air
  - ~60%[1] have exited, of which ~99% are current
- Business Capital – deferrals down significantly and portfolio performing better than expected
  - ~3%[1] of the loans within the deferral population are active 2nd deferrals
  - ~95%[1] have exited, 95% of which are current
    - ~90% of the population that exited 90 or more days ago have made at least 3 consecutive payments[4]
- As of December 31st, there were no factored invoices that had extended their terms compared to $2.7 million at September 30th that had extended terms by 30 to 90 days

	Balance at September 30, 2020				Balance at December 31, 2020				Change from September 30, 2020	
	($)	% of Total Balance[2]	# Contracts	% of Total Contracts[2]	($)	% of Total Balance[2]	# Contracts	% of Total Contracts[2]	Change in Deferral Balance	Change in Deferral Contracts
Commercial Banking										
Commercial Finance	$ 307	2%	33	0%	$ 169	1%	23	0%	$ (137)	(10)
Real Estate Finance	253	3%	19	1%	142	2%	5	0%	(111)	(14)
Business Capital[3]	110	2%	2,224	1%	35	1%	708	0%	(75)	(1,516)
Total Commercial Banking	$ 669	2%	2,276	1%	$ 347	1%	736	0%	$ (323)	(1,540)

Certain balances may not sum due to rounding
(1) Calculations are using $ amount as a % of cumulative deferrals
(2) % of total is calculated as dollar amount outstanding or total contracts deferred over the total of each respective line of business (LOB)
(3) Amount outstanding of $35 million, includes ~$4.0 million from the discontinued Franchise business in EF
(4) Excludes the discontinued franchise business deferral population

CIT | 4Q20 Earnings

22

Supporting Our Consumer Customers and Clients % of total is calculated as amount outstanding or total contracts deferred over the total of each respective line of business (LOB) Total Consumer Banking deferrals declined by over $200 million, and represent 1% of outstanding loans at December 31st, down from 4% at September 30th 60% of the remaining deferrals at December 31st reflect an extended deferral period 80% of deferrals exiting their payment deferral period during the quarter are either paid-off, current or have been placed on a repayment plan 2% of the LCM portfolio (in run off) is in deferral as of December 31st down from 9% in the prior quarter Delinquency rate on exited deferrals ~25% LCM loans are significantly discounted with strong LTVs and we currently do not expect a significant level of losses Non-LCM Mortgages deferrals are ~1% of the portfolio as of December 31st down from 2% in the prior quarter Delinquency rate on exited deferrals ~15% Consumer Highlights Certain balances may not sum due to rounding.

Areas of Focus in the Current Macro Environment The CIT Portfolio includes ~$36.9 billion of Total Loans(1) and ~$1.9 billion of Off-BS Factored Receivables Includes loans HFS of ~$0.8 billion from the Aviation Lending portfolio Percentages are using total Loans of $36.1 billion, HFS loans of ~$0.8 billion and Off-BS factoring receivables of ~$1.9 billion for a total of ~$38.8 Billion to calculate % of total Includes deferrals as well as other COVID loan modifications offered

Factoring Business Exposure is Primarily to the Retail Sector

Over 90 Year Track Record Building Deep Industry Expertise and Relationships

Portfolio View

- Retail exposure of ~$3.3 billion of total on and off-balance sheet exposure[1].
  - Up modestly from $3.2 billion at 3Q20
  - Consists principally of unsecured, short term (30-90 day) discretionary lines
- At 4Q20, there were no factored invoices outstanding with extended terms by 30 to 90 days.
  - Down completely from $2.7 million in 3Q20, ~$250 million at 2Q20 and $900 million from 1Q20
- 7 of the top 10 exposures are investment grade and comprise ~57% of total exposure
  - Largest non-investment grade exposure is ~$195 million, consistent with prior year, reflecting the seasonality of the business
- Remaining ~$1.0 billion of customer exposures diversified over ~27,500 accounts
- To mitigate risks, where appropriate and available, we have requested greater disclosure of financial information, increased letters of credit, cash collateral and/or wound down our exposures

Portfolio Characteristics

Retail Customer Ratings



Not Rated[2]
23%
AA
12%
AA-
4%
A+
10%
A
18%
BBB+
12%
BBB-
4%
Below Investment Grade
15%

Credit Metrics[3]

Retail Exposure	% Non-Accrual	COVID Mods
~$3.3B	N/A	N/A

Certain balances may not sum due to rounding.
(1) Total Factoring exposure of ~$4.3 billion of which ~$2.4 billion is on balance sheet and ~$1.9 billion is off balance sheet. Remaining exposure is to manufacturers and wholesale trade.
(2) Includes customers who are not rated or where ratings not available
(3) % Non-Accrual is calculated as a % of the industry's exposure

CIT | 4Q20 Earnings

25

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking (4Q20; $ in billions) (1) Commercial Banking Commercial Finance: Middle-market lender with deep specialized industry knowledge and collateral expertise in providing differentiated lending and leasing solutions; among the nation’s largest providers of factoring services Includes Middle-market Relationship Banking Business Capital: Leading equipment lessor and lender to small and mid-size enterprises through innovative technology Rail: Leading railcar lessor with young, diverse fleet providing logistic and management support for railroads and bulk shippers across North America Real Estate Finance: Leading lender to commercial real estate investors and developers. Deep expertise in construction and reposition/bridge lending Consumer and Community Banking: Top 10 National Direct Banking channel offers online savings accounts and CDs with ease of a digital platform Consumer deposit products, residential mortgage and SBA products offered through retail branches Legacy Consumer Mortgages (non-core): Run-off LCM portfolio

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking

CET 1 Walk Certain balances may not sum due to rounding. COVID impact based on incremental $424 million ACL at end of quarter tax effected at 18.1%. COVID impact in RWA reflects the reduction to RWA due to the ACL increase over the 1.25% threshold.

Quarterly Noteworthy Items Per share impact based on 99 million, 99 million, 98 million, 98 million, and 95 million average diluted shares outstanding for 4Q20, 3Q20, 2Q20, 1Q20, and 3Q19 respectively.

Full Year Noteworthy Items Per share impact based on 98 million and 97 million average diluted shares outstanding for 2020 and 2019, respectively.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. ($ in millions)

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.